Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           UNITED BISCUITS U.S., INC.


     The undersigned, for the purpose of forming a corporation pursuant to the provisions of Section 102 of the Delaware General Corporation Law, has executed the following Certificate of Incorporation:

     1. The name of the corporation is:

     United Biscuits U.S., Inc.

     2. The address of the corporation's registered office is 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, and State of Delaware, and the name of the corporation's registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by this corporation are:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) Common Shares, and the par value of each such share is One Dollar ($1.00).

     5. The name and mailing address of the incorporator is Craig S. Stevens, 677 Larch Avenue, Elmhurst, Illinois 60126.

     6. INDEMNIFICATION

     Suits by Third Parties. The corporation shall indemnify any person who was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     Derivative Suits. The corporation shall indemnify any person who was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Indemnification as of Right. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in the preceding paragraphs of this Paragraph Six, or in defense of any claim issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Advance of Funds. Expenses incurred by any such person in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized herein.

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     7. MONETARY DAMAGES FOR BREACH

     No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Paragraph 7 shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment, modification or repeal of this Paragraph 7 shall apply to, or have any effect on, the liability or the alleged liability of any director of the corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment, modification or repeal.

     IN WITNESS WHEREOF, the incorporator of the above-named corporation has executed this Certificate of Incorporation on this 10th day of July, 1992.


                                                     /s/ Craig S. Stevens
                                                     ---------------------------
                                                         Craig S. Stevens

                           UNITED BISCUITS U.S., INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, UNITED BISCUITS U.S., INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware, hereby certifies:

          FIRST: That, in accordance with the provisions of Section 242 of said General Corporation Law, the Board of Directors of the Corporation duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth and duly called a meeting of the sole shareholder for the consideration of such amendment; that at said meeting of the sole shareholder, which was duly convened and held, the sole shareholder voted in favor of said amendment; that said amendment, as it was so adopted, amended Article One of the Certificate of Incorporation of the Corporation, to read as follows:

     1. The name of the corporation is:

                             US Investments US Inc.

          SECOND: That said amendment has been duly adopted in accordance with the provisions of Section 242 of said General Corporation Law.

          IN WITNESS WHEREOF, said UNITED BISCUITS U.S., INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by C.A. Gerber, its President, and Craig S. Stevens, its Secretary, this 22nd day of October, 1992.


                                                       [ILLEGIBLE]
                                                  -----------------------
                                                         President

                                                       [ILLEGIBLE]
                                                  -----------------------
                                                         Secretary

(Corporate Seal)

                           UNITED BISCUITS U.S., INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, UNITED BISCUITS U.S., INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware, hereby certifies:

          FIRST: That, in accordance with the provisions of Section 242 of said General Corporation Law, the Board of Directors of the Corporation duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth and duly called a meeting of the sole shareholder for the consideration of such amendment; that at said meeting of the sole shareholder, which was duly convened and held, the sole shareholder voted in favor of said amendment; that said amendment, as it was so adopted, amended Article Fourth of the Certificate of Incorporation of the Corporation, to read as follows:

          The total number of shares of stock which the corporation shall have the authority to issue is One Million (1,000,000) Common Shares, and the par value of each such share is One Dollar ($1.00).

          SECOND: That said amendment has been duly adopted in accordance with the provisions of Section 242 of said General Corporation Law.

          IN WITNESS WHEREOF, said UNITED BISCUITS U.S., INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by C.A. Gerber, its President, and Craig S. Stevens, its Secretary, this 19th day of August, 1992.


                                                       [ILLEGIBLE]
                                                  -----------------------
                                                         President

                                                       [ILLEGIBLE]
                                                  -----------------------
                                                         Secretary
(Corporate Seal)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGER

                            KEEBLER ACQUISITION CORP.

                                      INTO

                             UB INVESTMENTS US INC.

                     ---------------------------------------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                    ----------------------------------------

     KEEBLER ACQUISITION CORP. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware:

     DOES HEREBY CERTIFY:

     FIRST: That the Corporation owns all of the outstanding shares of common stock, par value $1.00 per share, of UB Investments US Inc., a Delaware corporation ("UBIUS"), and UBIUS has no class of stock outstanding other than said common stock.

     SECOND: That the Corporation, by resolutions of its Board of Directors, duly adopted by unanimous written consent of its members acting without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), dated January 26, 1996, has determined to merge the Company with and into UBIUS pursuant to Section 253 of the DGCL, with UBIUS as the surviving corporation (the "Merger"). The resolutions authorizing the Merger are as follows:

          "WHEREAS, the Corporation now owns 1,000,000 shares of common stock, par value $1.00 per share, of UB Investments US Inc., a Delaware corporation ("UBIUS"), which shares constitute all of the issue and outstanding capital stock of UBIUS; and

          WHEREAS, it is deemed advisable that the Corporation merge with and into UBIUS (the "Merger");

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes the Merger, with UBIUS to be the surviving corporation


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     (the "Surviving Corporation") in such Merger; and further

          RESOLVED, that the Merger shall become effective (the "Effective Time") upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 253 of the General Corporation Law of the State of Delaware; and further

          RESOLVED, that the terms of the Merger are as follows:

          (a) Conversions of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock, par value $.01 per share, of the Corporation outstanding immediately prior to the Effective Time shall be converted into and shall thereafter evidence 1,000 shares validly issued, fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Name of Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or UBIUS, the name of the Surviving Corporation shall be changed to "Keebler Holding Corp."

          (c) Certificate of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Corporation or UBIUS, the Certificate of Incorporation and By-Laws of UBIUS shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

          (d) Directors and Officers of the Surviving Corporation. The directors and officers of UBIUS immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

          ; and further

          RESOLVED, that the Merger be submitted to the sole stockholder of the Corporation for its consent; and further

          RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, upon receipt of such consent from the sole stockholder of the Corporation, to make and execute a Certificate of Ownership and Merger setting forth the resolutions authorizing the Corporation to merge itself into UBIUS and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the office of the Recorder of Deeds in the county of Delaware in which the registered office of the Corporation and UBIUS are located and to do all acts and things, whether within or without the State of Delaware, which may be in any way whatsoever necessary or proper to effect the Merger."

     THIRD: That the Merger has been approved by the holder of all of the outstanding capital stock of the Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the DGCL.

     FOURTH: That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL.

     IN WITNESS WHEREOF, KEEBLER ACQUISITION CORP. has caused this Certificate of Ownership and Merger to be signed by Sam K. Reed, its Chief Executive Officer and President, this 26th day of January, 1996.


                                              KEEBLER HOLDING CORP.


                                              By: /s/ Sam K. Reed
                                                  ------------------------------
                                                  Name: Sam K. Reed
                                                  Title: Chief Executive Officer
                                                           and President

                              KEEBLER HOLDING CORP.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                    ----------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                    -----------------------------------------

     KEEBLER HOLDING CORP. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     FIRST: That the Board of Directors of the Corporation, acting without a meeting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") on June 6, 1996, duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth (the "Amendment") and submitted the Amendment to the sole stockholder of the Corporation (the "Sole Stockholder") for its consideration; that the Sole Stockholder, acting without a meeting by written consent pursuant to Section 228(a) of the DGCL, approved the Amendment; that the Amendment, as it was so adopted by the Board of Directors of the Corporation and approved by the Sole Stockholder, amended Article One of the Certificate of Incorporation of the Corporation, to read as follows:

               "1.  The name of the corporation is:
                    Keebler Corporation."

     IN WITNESS WHEREOF, KEEBLER HOLDER CORP. has caused this Certificate of Amendment to be signed by Sam K. Reed, its Chief Executive Officer and President, this 7th day of June, 1996.

                                              KEEBLER HOLDING CORP.


                                              By: /s/ Sam K. Reed
                                                  ------------------------------
                                                  Name: Sam K. Reed
                                                  Title: Chief Executive Officer
                                                           and President